Ex.99.e.iii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

August 27, 2008

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:     Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of the Class R Shares of Delaware Select Growth Fund, which is a series of Voyageur Mutual Funds III, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Fund’s Class R shares, so that the Fund’s Rule 12b-1 (distribution) fees with respect to its Class R shares will not exceed 0.50%, for the period September 1, 2008 through August 31, 2009.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ Theodore K. Smith

	Name:	Theodore K. Smith
	Title:	Executive Vice President
	Date:	August 27, 2008

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Mutual Funds III

By:	/s/ Patrick P. Coyne

	Name:	Patrick P. Coyne
	Title:	President
	Date:	August 27, 2008